SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

               ______________________________


                          Form 8-K/A

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


                        February 7, 2000
                       ---------------
                       Date of Report
                      (Date of earliest
                       event reported)


               SHURGARD STORAGE CENTERS, INC.
   (Exact name of registrant as specified in its charter)

    Washington           0-23466            91-1603837
  --------------        ----------        -------------
 (State or other       (Commission        (IRS Employer
 jurisdiction of        File No.)       Identification No.)
  incorporation)

            1155 Valley Street, Suite 400
              Seattle, Washington  98109
(Address of principal executive offices, including zip code)

                    (206) 624-8100
 (Registrant's telephone number, including area code)

Item 5.  Other Events.
On February 7, 2000, the Company reported operating results for the fourth quarter and year ended December 31, 1999.

     Year End Financial Results (Unaudited)
For the year ended December 31, 1999, Funds From Operations (FFO) were $78.6 million, representing a 9.3% increase over 1998. On a per share basis FFO was $2.70, a 7.6% increase when compared to 1998. FFO is defined as net income plus depreciation and amortization (excluding amortization of financing costs), minus non-recurring income and expense. For a more detailed definition please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1998. Beginning in the fourth quarter of 1999, the Company's European operations are no longer being consolidated and are now being reported under the equity method. For reporting purposes this change has been made retroactive to January 1, 1999.

Consolidated net operating income (NOI), defined as rental revenue less direct property operating expenses and real estate taxes, rose to $122.7 million for the year, a 12.7% increase over 1998 consolidated domestic NOI of $108.9 million. This increase resulted from Same Store NOI growth of 5.1%, with the remaining increase coming from acquisitions and the opening of newly developed stores in both 1998 and 1999. The increase in Same Store NOI was the result of a 4.3% revenue increase, with expense growth limited to 2.3%. Net income was $50.7 million for the year, up 13.3% from 1998. The Company is implementing a change in its late fee policy in the first quarter of 2000. This policy change may result in a decrease in annual late fee revenue in 2000 of between $1.1 million and $1.75 million as compared to historical levels of late fee revenue. For a more detailed definition of Same Store please refer to the Company's 1998 Annual Report on Form 10-K.

Consolidated rental revenue for the year was $175.0 million, representing an increase of 13.1% over consolidated domestic revenue of $154.7 million for the same period of 1998. This increase is the result of Same Store revenue growth of 4.3%, with the remaining increase coming from acquisitions and the opening of newly developed stores in both 1998 and 1999. Same Store revenue growth was primarily the result of increased Same Store rental rates. Same Store rental rates were $10.37 for 1999, up 4.4% when compared to 1998. Same Store occupancy remained consistent at 86% for both 1998 and 1999. At December 31, 1999, the Company's Same Store portfolio consisted of 264 stores.

The Company's total assets and debt, as of December 31, 1999, were $1.2 billion and $434.3 million respectively, with a total market capitalization of $1.2 billion. The Company has a debt to total market capitalization ratio of 36% as of December 31, 1999.

     Fourth Quarter Financial Results
FFO for the fourth quarter was $20.1 million, representing an increase of 8.9% over the fourth quarter of 1998. On a per share basis, FFO was $0.69 per share representing a 7.8% increase over fourth quarter 1998 results.

Consolidated NOI for the fourth quarter was $31.2 million, an increase of 9.1% over consolidated domestic NOI of $28.6 million for the fourth quarter of 1998. This increase resulted from Same Store NOI growth of 3.2% with the remaining increase coming from acquisitions and the opening of newly developed stores in both 1998 and 1999. The increase of Same Store NOI growth was the result of a 4.2% revenue increase and an expense increase of 6.6%. Net income for the quarter was $13.7 million, up 22.1% over the fourth quarter of 1998. In the first quarter of 2000 the Company is implementing several sales initiatives, including expansion of its commercial accounts and direct sale programs, and the roll out of enhanced e-commerce capability designed to allow on line sales of all of the Company's products. These new sale initiatives are expected to result in expense beginning in the first quarter that will be higher then historical levels; however, these higher expenses are not expected to have a negative impact the Company's performance for the full year 2000.

Total consolidated rental revenue for the fourth quarter of 1999 was $45.5 million, which represents an 11% increase over consolidated domestic revenue of $41.0 million for the fourth quarter of last year. This increase is the result of Same Store revenue growth of 4.2%, with the remaining increase coming from acquisitions made during 1999 and the opening of newly developed stores in both 1998 and 1999. Same Store revenue growth was primarily the result of increases in Same Store rental rates. Same Store rental rates were $10.49, up 3.7% when compared to the fourth quarter of 1998. Same Store occupancy remained consistent at 86%.

     Fourth Quarter Dividend Declared and Date of Annual
          Shareholder's Meeting Set
The Company's Board of Directors declared a fourth quarter dividend of $0.50 per share payable on February 25, 2000 to shareholders of record as of February 11, 2000. The Board of Directors also set the date of the annual shareholder's meeting for May 9, 2000, with a record date of March 16, 2000.

This report contains statements regarding the expected impact of the implementation of the Company's revised late fee policy and sales initiatives on the Company's revenues and expenses for the first quarter and full year 2000. These expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that the sales initiatives will not be successful and that the Company's expenses or revenues may be affected by other factors, such as the risk that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in rent up of newly developed properties, and the risk that the Company may experience increases in labor, taxes, marketing and other operating and construction expenses. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's Annual Report on From 10-K for the year ended December 31, 1998, as filed with the SEC.

                    SHURGARD STORAGE CENTERS, INC.
                Consolidated Balance Sheets (unaudited)
               (Amounts in thousands except share data)

                               December 31,   December 31,
                                   1999           1998
                               ------------   ------------
ASSETS:
Storage centers:
  Land                          $    228,601   $    212,154
  Buildings and equipment,net        761,921        750,700
  Construction in progress            49,939         81,043
                                   ---------      ---------
                                   1,040,461      1,043,897
Other real estate investments         33,929         33,057
Cash and cash equivalents             11,645          9,474
Restricted cash                        7,166          6,864
Other assets                          60,025         60,615
                                  ----------     ----------
     Total assets                $ 1,153,226    $ 1,153,907
                                  ==========     ==========

LIABILITIES & SHAREHOLDERS'
EQUITY:
Accounts payable and other
 liabilities                    $     34,312     $   41,312
Lines of credit                      102,002         95,028
Notes payable                        332,347        330,998
                                    --------       --------
     Total liabilities               468,661        467,338
                                    --------       --------
Minority interest in other
 real estate investments              40,763         34,759

Shareholders' equity:

Series B Cumulative
Redeemable Preferred Stock;
$0.001 par value: 2,300,000
shares authorized; 2,000,000
shares issued and outstanding;
liquidation preference                48,056         48,056

Series C Cumulative
Redeemable Preferred Stock;
$0.001 par value: 2,000,000
shares authorized; 2,000,000
shares issued and outstanding;
liquidation preference                48,115         48,115

Class A Common Stock, $0.001
par value; 120,000,000
authorized; 29,093,474 and
28,677,367 shares issued and
outstanding                          611,973        605,484

Class B Common Stock, $0.001
par value; 500,000 shares authorized;
154,604 issued and outstanding,
net of loans to shareholders
of $4,002                             (1,086)        (1,086)

Accumulated net income less
 distributions                       (63,256)       (47,312)

Accumulated other
 comprehensive income                                (1,447)
                                     -------        -------
     Total shareholders' equity      643,802        651,810
                                     -------        -------

  Total liabilities and
shareholders' equity             $ 1,153,226    $ 1,153,907
                                 ===========    ============

As of the fourth quarter of 1999 the Company's European operations are no longer being consolidated, but are now reported under the equity method. This reporting change has been made retroactive to January 1, 1999.

                    SHURGARD STORAGE CENTERS, INC.
             QUARTERLY AND YEAR-TO-DATE OPERATING RESULTS
           Consolidated Statements of Net Income (unaudited)
               (Amounts in thousands except share data)

                                  For The Three              For The
                                   Months Ended             Year Ended
                                   December 31,             December 31,
                                 ----------------         ---------------
                                 1999       1998          1999      1998
Revenue
Rental revenue                 $ 45,549   $ 42,497    $ 175,045   $ 158,989
Revenue from other real
 estate investments                (890)      (384)      (3,302)     (1,628)
Property management
 revenue                            364         90        1,411       1,893
                                 ------     ------      -------     -------
Total revenue                    45,023     42,203      173,154     159,254
                                 ------     ------      -------     -------
Expenses
Operating                        12,832     12,697       47,660      46,421
Depreciation and
 amortization                     9,416      9,375       36,858      33,644
Real estate taxes                 4,372      3,687       15,777      13,195
General and
 administrative                     982      1,679        4,193       4,578
                                 ------     ------      -------      ------
     Total expenses              27,602     27,438      104,488      97,838
                                 ------     ------      -------      ------
     Income from
       operations                17,421     14,765       68,666      61,416
                                 ------     ------       ------      ------
Other Income (Expense)
Interest and other
 income                           1,664        389        2,826       1,431

Interest expense                 (6,248)    (5,635)     (22,445)    (21,076)
     Total other income          ------     ------      -------     -------
     (expense)                   (4,584)    (5,246)     (19,619)    (19,645)
                                 ------     -------     -------     -------

Minority interest                   878      1,713        2,724       2,963
                                 ------     ------      -------     -------
Income before cumulative
 effect of a change in
 accounting principle            13,715     11,232       51,771      44,734

Cumulative effect of a
 change in accounting                                     1,098
 principle                      -------     -------      -------     ------

Net Income                     $ 13,715    $ 11,232     $ 50,673    $ 44,734
                               ========    ========     ========    ========

BASIC EARNINGS PER SHARE:
Income before cumulative
 effect of a change in
 accounting principle            $ 0.39      $ 0.34       $ 1.49      $ 1.40

Cumulative effect of a
 change in accounting principle                            (0.04)
                                 ------      ------       ------      ------
Net Income                       $ 0.39      $ 0.34       $ 1.45      $ 1.40
                                 ======      ======       ======      ======

DILUTED EARNINGS PER SHARE:
Income before cumulative
 effect of a change in
  accounting principle           $ 0.39      $ 0.34       $ 1.48      $ 1.40

Cumulative effect of a
 change in accounting principle                            (0.04)
                                 ------      ------       ------      ------
Net Income                       $ 0.39      $ 0.34       $ 1.44      $ 1.40
                                 ======      ======       ======      ======

FFO RECONCILIATION:
Net income                     $ 13,715    $ 11,232     $ 50,673    $ 44,734
Non-recurring items                (391)                   1,091        (416)
Preferred dividend               (2,187)     (1,390)      (8,750)     (4,690)
Depreciation/amortization         9,416       9,375       36,858      33,644
Adjustment for
 depreciation/amortization
 from joint ventures and
 subsidiaries                      (143)       (522)         (59)       (252)
Deferred financing costs           (350)       (280)      (1,209)     (1,120)
                                  -----       ------      ------      ------
Funds from operations (FFO)    $ 20,060     $ 18,415    $ 78,604    $ 71,900
                               ========     ========    ========    ========
SELECTED ADDITIONAL
INFORMATION:
Basic FFO per share              $ 0.69      $ 0.64       $ 2.70      $ 2.51
                                 ======      ======       ======      ======
Diluted FFO per share            $ 0.69      $ 0.64       $ 2.70      $ 2.51
                                 ======      ======       ======      ======
Net operating income (NOI)(1)  $ 31,206    $ 29,059    $ 122,728   $ 111,055
                               ========    ========    =========   =========
Cash dividends                   $ 0.50      $ 0.49       $ 2.00      $ 1.96
                                 ======      ======       ======      ======
Basic avg. shares
 outstanding                 29,199,121  28,789,792   29,087,160  28,693,218
Diluted avg. shares
 outstanding                 29,242,845  28,789,792   29,129,920  28,693,218

(1) NOI is defined as rental revenue less direct property operating expenses and real estate taxes.

As of the fourth quarter of 1999 the Company's European operations are no longer being consolidated, but are now reported under the equity method. This reporting change has been made retroactive to January 1, 1999.

Pro Rata Statement of Assets and Liabilities at Historical Cost (1) Supplemental Financial Data
December 31, 1999
(Unaudited)


                     Consolidated  Unconsolidated  Total    European
(in thousands)         Domestic      Domestic    Domestic    Self
                      Operations    Operations  Operations  Storage   Total
                     -----------  ------------  ----------  -------  --------
Operating storage
 centers              $945,523      $68,369     $1,013,892  $8,290  $1,022,182
Construction in
 progress               51,447        2,831         54,278   1,892      56,170
Containerized storage
 assets                               3,839          3,839               3,839
Corp. Office             9,627                       9,627               9,627
Accumulated
 depreciation         (121,495)      (5,095)      (126,590)   (416)   (127,006)
                      --------       ------       --------   ------   ---------
 Storage assets,net    885,102       69,944        955,046    9,766    964,812

Participating mortgages 13,230                      13,230              13,230
Cash and Other assets   53,018        5,848         58,866    3,022     61,888
Amortizable assets      30,287        1,877         32,164        1     32,165
                       -------       ------      ---------   ------  ---------
 Total assets          981,637       77,669      1,059,306   12,789  1,072,095
                       =======       ======      =========   ======  =========
Accounts payable and
 other liabilities      29,715        2,970         32,685    1,217     33,902
Lines of credit         98,959       35,260        134,219    3,043    137,262
Notes payable          234,277       31,233        265,510    7,085    272,595
                       -------       ------        -------   ------    -------
 Total liabilities     362,951       69,463        432,414   11,345    443,759
                       =======       ======        =======   ======    =======

Other Selected Pro Rata Self Storage Operating Data (1)
 For the 12 months ended December 31, 1999

                                         Historical
                             NOI            Cost
                         ---------      ----------
Domestic:
     Same store (2)      $ 114,419      $  854,317
     New store               8,309         159,575
                         ---------      ----------
                           122,728       1,013,892
European:                =========       =========
     Same store                345           1,940
     New store                  61           6,350
                         ---------       ---------
                               406           8,290
                         =========       =========

  (1) The information is presented on a combined basis and represents both consolidated and unconsolidated entities at pro-rata ownership percentages.
  (2) Includes NOI of $1.1 million relating to stores sold during 1999.


Summary of Operating Self Storage Properties

                Domestic              European              Total
            ------------------    -------------------   --------------------
            Number       Net       Number     Net       Number       Net
              of       Rentable      of     Rentable      of        Rentable
          Properties  Square Ft.  Properties Square Ft. Properties  Square Ft.
          ----------  ----------  ---------- ---------- ---------- ----------
100% owned     258   16,763,000                            258     16,763,000
Partially
 owned,
 consolidated   42    2,732,000                             42      2,732,000
Partially
 owned,
 unconsolidated 24    1,420,000      28     1,671,000       52      3,091,000
Fee managed     33    1,851,000                             33      1,851,000
              ----   ----------     ----    ---------      ---      ----------
               357   22,766,000      28     1,671,000      385      24,437,000
              ====   ==========     ====    =========      ===      ==========

The following statements include a comparative presentation of results of operations as if our European investment had been accounted for using the equity method throughout 1998 and 1999. Our European operations were consolidated in our 1998 GAAP financial statements.

                           SHURGARD STORAGE CENTERS, INC.
                                   (UNAUDITED)
                           (AMOUNTS IN THOUSANDS)

                                           For the Year Ended
                                     -------------------------------------
                                     December 31, 1999   December 31, 1998
                                     -----------------   -----------------
Revenue
Rental Revenue                           $   175,045       $  154,745
Revenue from other real estate investments    (3,302)          (2,041)
Property management revenue                    1,411            1,893
                                             -------          -------
Total revenue                                173,154          154,597
                                             -------          -------
Expenses
Operating                                     47,660           43,086
Depreciation and amortization                 36,858           31,876
Real Estate Taxes                             15,777           13,063
General & administrative                       4,193            4,162
                                             -------          -------
     Total expenses                          104,488           92,187
                                             -------          -------
   Income from operations                     68,666           62,410
                                             -------          -------
Other Income (Expense)
Interest expense                             (22,445)         (19,265)
Interest and other income                      2,826            1,407
                                             -------          -------
   Total other income (expense)              (19,619)         (17,858)
                                             -------          -------
Minority Interest                              2,724              182
                                             -------          -------
Income before cumulative effect of
 a change in accounting principle             51,771           44,734

Cumulative effect of a change in
 accounting principle                          1,098
                                              ------           ------
Net Income                                  $ 50,673         $ 44,734
                                            ========         ========